Exhibit 8

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 27, 2006

Longview Fibre Company

300 Fibre Way

Longview, Washington 98632

Re:	Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax considerations in connection with the registration statement on Form S-3 filed by Longview Fibre Company, a Washington corporation (“Longview,” and together with the entities in which it holds, or has held, a direct or indirect interest, the “Company”) on the date hereof with the Securities and Exchange Commission (the “Commission”), (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the issuance and sale by Longview, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of senior notes of Longview (the “Notes”) and shares of common stock of Longview, ascribed value $1.50 per share (the “Common Stock”), together with the associated rights to purchase Common Stock pursuant to the Rights Agreement, dated as of March 1, 1999, between the Company and Wells Fargo Bank, N.A., as successor Rights Agent (as defined therein). All capitalized terms used herein, unless otherwise specified, shall have the meanings assigned to them in the Registration Statement. We have acted as counsel to Longview in connection with the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including organizational documents of the entities comprising the Company. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual representations and covenants of officers of Longview (the “Officers’ Certificate”) relating to, among other things, the actual and proposed operations of the Company. These representations and covenants relate, in some cases, to transactions and

Longview Fibre Company

February 27, 2006

investments for which we did not act as the Company’s primary counsel. For purposes of our opinion, we have not independently verified all of the facts, representations and covenants set forth in the Officers’ Certificate, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representation that the information presented in the Officers’ Certificate, the Registration Statement, and other documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to the Offering and our opinion. We have assumed that such statements, representations and covenants are true without regard to any qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such statements, representations and covenants. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Officers’ Certificate may affect our conclusions set forth herein.

In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Our opinion is also based on the correctness of the following assumptions: (i) Longview will elect to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), with the filing of its 2006 tax return, (ii) Longview and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (iii) there will be no changes in the applicable laws of the State of Washington or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed, (iv) Longview will distribute all of its accumulated C corporation earnings and profits in a taxable distribution before December 31, 2006, and (v) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder (“Regulations”), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service (“IRS”), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee

Longview Fibre Company

February 27, 2006

that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

Based upon and subject to the foregoing, we are of the opinion that:

1. Commencing on January 1, 2006, Longview has been organized in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable Longview to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement in the prospectus relating to the Common Stock, Longview’s qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of Longview’s operation for any one taxable year satisfy the requirements for taxation as a REIT under the Code.

2. Although the discussion set forth in the Registration Statement under the caption “Federal Income Tax Considerations” in the prospectus for the Longview Common Stock does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Longview Common Stock, the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the purchase, ownership and disposition of the Longview Common Stock by a holder who purchases such Longview Common Stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Longview Common Stock by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Federal Income Tax Considerations” as applied to any particular holder.

3. Although the discussion set forth in the Registration Statement under the caption “Federal Income Tax Considerations” in the prospectus for the Notes does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Longview Notes, the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the purchase, ownership and disposition of the Longview Notes by a non-U.S. holder who purchases such Longview Notes, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Longview Notes by an investor will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “Federal Income Tax Considerations” as applied to any particular holder.

Longview Fibre Company

February 27, 2006

We express no opinion on any issue relating to Longview or any investment therein, other than as expressly stated above.

This opinion has been prepared for you in connection with the Offering. It may not be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as Exhibit 8 to the Registration Statement. We also consent to the use of our name in the Registration Statement under the headings “RISK FACTORS”, “FEDERAL INCOME TAX CONSIDERATIONS” and “LEGAL MATTERS”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP